Exhibit 10.22(b)

AMENDMENT TO

EMPLOYMENT AGREEMENT

This Amendment (the “Amendment”), dated as of March 20, 2007 (“Effective Date”), amends the Employment Agreement among Orchard Supply Hardware, LLC, a Delaware limited liability company (the “Company”), Orchard Supply Hardware Stores Corporation, a Delaware corporation (Holdings”) and Robert M. Lynch (“Executive”) dated November 23, 2005 (the “Agreement”). All terms capitalized herein, but not defined herein, shall have the meanings ascribed to them in the Agreement.

WHEREAS, the parties desire to amend the Agreement (in accordance with Section 20 thereof) to (a) reflect the inclusion of cost of living payments in Executive’s Base Salary prospectively and (b) harmonize the Bonus provisions in the Agreement with the incentive programs available to other executives of the Company;

WHEREAS, the parties intend to be legally bound by the Agreement as amended by this Amendment; and

WHEREAS, the parties agree that notwithstanding Section 20 of the Agreement, the entire agreement between the parties regarding the subject matters of the Agreement shall be constituted by the Agreement, all exhibits thereto, and this Amendment.

NOW, THEREFORE, for good and valuable consideration the parties hereby agree as follows:

1.	The first sentence of Section 3(a) of the Agreement is deleted and replaced with the following:

“Commencing on the Effective Date of this Amendment, with respect to the remaining period of the Employment Term, the Company shall pay Executive a base salary at an annual rate of not less than $400,000, payable in accordance with the regular payroll practices of the Company, but not less frequently than monthly,”

2.	Section 3(b) of the Agreement is deleted in its entirety and not replaced.

3.	Section 4(a) of the Agreement is deleted in its entirety and replaced with the following:

“(a) ANNUAL BONUS. Subject to the terms and provisions of this Agreement, for the fiscal year 2006 and any fiscal year thereafter, in each case during the Employment Term, Executive shall be eligible to earn an annual bonus (the “Bonus”) in the amount described below. The target Bonus for any fiscal year shall be 50% of Executive’s Base Salary for such year. The actual Bonus earned will be determined based on a comparison of Holdings’ actual EBITDA (determined in a manner that is consistent with its past methodology and practice) to Holdings’ targeted EBITDA, as set by the Holdings Board (or a committee thereof) in its discretion, for the applicable fiscal year. If less than 90% of the applicable targeted EBITDA is attained, no Bonus shall be payable to Executive. If 90% to 125% of the targeted EBITDA is attained, between 60% and 200% of the target Bonus shall be payable to Executive, as determined on a straight line basis. Except as otherwise provided in Section 8 below, the Company shall pay any earned Bonus to Executive in a single sum cash payment within 30 days after Holdings’ EBITDA for the applicable fiscal year has been finally determined; provided that the Executive is employed by the Company on such date.

4.	Section 4(b) of the Agreement is hereby deleted in its entirety, shall have no effect and is not replaced.

5.	Section 4(c) of the Agreement is re-lettered as new Section 4(b).

6.	Exhibit A, referenced in new Section 4(b) of the Agreement is deleted and replaced with the amended Exhibit A in the form attached to this Amendment.

7.	The Agreement shall continue in full force and effect, in accordance with its terms, without any waiver, amendment or other modification of any provision thereof, subject to this Amendment.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the Effective Date.

Orchard Supply Hardware LLC		Orchard Supply Hardware Stores Corporation

By:		By:
Name:	Roger L. Smith	Name:	Roger L. Smith
Title:	Secretary	Title:	Secretary

Executive

Robert Lynch

Exhibit A

(March 20, 2007)

Example of Bonus Calculation

2006 Salary	Target Bonus 50%
$360,000	$180,000

% of EBITDA Target	% of Bonus Earned	Salary	Bonus	Total Compensation
<90%	0.0%	$360,000		$360,000
90.0%	60.0%	$360,000	$108,000	$468,000
95.0%	80.0%	$360,000	$144,000	$504,000
97.0%	88.0%	$360,000	$158,400	$518,400
100.0%	100.0%	$360,000	$180,000	$540,000
102.5%	110.0%	$360,000	$198,000	$558,000
105.0%	120.0%	$360,000	$216,000	$576,000
125.0%	200.0%	$360,000	$360,000	$720,000